UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 26, 2014

AmerisourceBergen Corporation

(Exact name of Registrant as specified in its charter)

Delaware	1-16671	23-3079390
(State or Other Jurisdiction of Incorporation or Organization)	Commission File Number	(I.R.S. Employer Identification Number)

1300 Morris Drive
Chesterbrook, PA	19087
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (610) 727-7000

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.                                        Other Events.

On June 26, 2014, AmerisourceBergen Corporation (the “Company”) issued a news release in which it announced that it had completed the acquisition of a minority stake in Profarma Distribuidora de Produtos Farmacêuticos S.A. (“Profarma”). In addition, the Company and Profarma have launched a joint venture to provide enhanced specialty distribution and services to the Brazilian marketplace. The Company has invested a total of approximately $110 million in an approximately 19.9% minority stake in Profarma, and a 50% stake in the specialty joint venture. The Company does not expect the transaction to have a meaningful impact to its adjusted earnings per share from continuing operations for fiscal 2014.

The news release issued on June 26, 2014 is filed as Exhibit 99.1 to this report and is incorporated herein by reference.

Item 9.01.                                        Financial Statements and Exhibits.

(d) Exhibits

The following exhibits are filed as part of this report:

99.1 News Release, dated June 26, 2014, of AmerisourceBergen Corporation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERISOURCEBERGEN CORPORATION

Date: June 27, 2014	By:	/s/ Tim G. Guttman
Name: Tim G. Guttman
Title: Senior Vice President and Chief Financial Officer